EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

This security is subject to the Subordination Agreement, dated as of DECEMBER 31, 2014, among THIRD SECURITY SENIOR STAFF 2008 LLC, as senior agent, THE PARTIES LISTED ON SCHEDULE A THERETO, EACH AS A SUBORDINATED CREDITOR, AND TRANSGENOMIC, INC., UNDER which the DEBTOR’S obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain obligations to the Senior CREDITORS (as defined therein) and are subject to the terms and provisions set forth therein.

$_____________

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TRANSGENOMIC, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Transgenomic, Inc., a Delaware corporation (the “Company”), promises to pay to the order of ____________________ (“Holder”) the principal amount of _____________ ($______) together with interest thereon calculated from the date hereof in accordance with the provisions of this Unsecured Convertible Promissory Note (this “Note”). This Note is issued pursuant to the Convertible Note Purchase Agreement dated as of the date hereof by and between the Company and Holder (the “Note Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

1.                  Interest. Simple interest shall accrue on the unpaid principal balance of this Note from the date hereof at an annual rate equal to the lesser of: (i) 6% and (ii) the maximum rate permitted by applicable law. Interest from the date hereof shall be computed on the basis of a 365/365-day year for the actual number of days elapsed. All interest on this Note shall be due and payable as set forth herein.

2.                  Payment.

(a)                Principal. If not otherwise repaid pursuant to Section 2(e) below or converted pursuant to Section 3 below, the outstanding principal amount of this Note shall be due and payable on the first to occur of (i) December 31, 2016 or (ii) the consummation of the sale of all or substantially all of the stock or assets of the Company or a consolidation or merger of the Company with or into any other entity or entities in which the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the voting power or capital stock of the surviving entity (any such date, the “Maturity Date”).

(b)               Interest. The accrued and unpaid interest on this Note shall be due and payable immediately upon the conversion of this Note in accordance with the terms of Section 3 below, and shall be paid solely in shares of the Common Stock of the Company, par value $0.01 per share (“Common Stock”).

(c)                Upon Default. Upon the occurrence or existence of any Event of Default (as defined below), Holder may, by written notice to the Company, declare the then-outstanding principal and accrued interest under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

(d)               Manner of Payment. All payments shall be made in lawful money of the United States of America at the address for notice to Holder provided in Section 7 below (or such other address as requested in writing by Holder in accordance with Section 7 below). Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(e)                Prepayment. Prior to the Maturity Date and upon at least five calendar days advance written notice to Holder, the Company may prepay this Note plus accrued and unpaid interest, in whole or in part, without any premium or penalty; provided that, upon receipt by Holder of notice of prepayment by the Company, and prior to any such prepayment by the Company, Holder may elect to convert any or all of the outstanding and unpaid principal amount of this Note into shares of Common Stock in accordance with Section 3 below; and, provided further, that Holder provides notice to the Company of its election to so convert within three business days of receipt of the Company’s notice of prepayment. Any prepayment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

(f)                Subordination Agreement. Notwithstanding anything herein to the contrary, this Note, and the Company’s obligations hereunder, shall be subject in all respects to the terms of the Subordination Agreement.

3.                  Conversion. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)                Conversion Right.

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(i)	Initial Voluntary Conversion. Subject to the provisions of Section 3(f) below, commencing as of January 1, 2015, Holder shall be entitled to convert, on a one-time basis, up to 50% of the outstanding and unpaid principal amount, including all accrued and unpaid interest with respect to such portion of the principal amount, into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(d) below, at the applicable Conversion Rate (as defined below).

(ii)	Second Voluntary Conversion. Subject to the provisions of Section 3(f) below, commencing as of February 15, 2015, Holder shall be entitled to convert, on a one-time basis, any or all of the outstanding and unpaid principal amount, including all accrued and unpaid interest with respect to such portion of the principal amount, into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(d) below, at the applicable Conversion Rate (as defined below).

(b)               Conversion Rate. The number of shares of Common Stock issuable upon conversion of any outstanding and unpaid principal amount pursuant to Section 3(a) above shall be determined by dividing (x) such Conversion Amount by (y) the applicable Conversion Price (the “Conversion Rate”); provided that, in no event shall shares of Common Stock issuable upon a conversion in accordance with this Section 3 be issued at a price per share of Common Stock less than $1.20 per share (subject to adjustment for any stock split, dividend or other distribution, adjustment, recapitalization or similar event).

(i)	“Conversion Amount” means the portion of the principal amount to be converted, redeemed or otherwise with respect to which this determination is being made, plus all accrued and unpaid interest with respect to such portion of the principal amount.

(ii)	“Conversion Price” means:

(1)	With respect to the first 50% of the outstanding and unpaid principal amount, including all accrued and unpaid interest with respect to such portion of the principal amount, being converted, the lesser of the (A) average closing price of the Common Stock on The NASDAQ Stock Market LLC (“NASDAQ”) (or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) for the 20 consecutive trading days immediately preceding the Conversion Date (as defined below), and (B) $2.20 (subject to adjustment for any stock split, dividend or other distribution, adjustment, recapitalization or similar event).

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(2)	With respect to the second 50% of the outstanding and unpaid principal amount, including all accrued and unpaid interest with respect to such portion of the principal amount, being converted, the product obtained by multiplying (A) 85% by (B) the average closing price of the Common Stock on NASDAQ (or, if NASDAQ is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) for the 15 consecutive trading days immediately preceding the Conversion Date (as defined below).

(c)                Conversion Matters. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any outstanding and unpaid principal amount. Holder understands that such shares of Common Stock issuable upon conversion of this Note may be required to bear a restrictive legend pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in which case such shares of Common Stock shall be issuable in certificated form. For clarification purposes, the Company shall not be required to deliver unlegended shares hereunder for any reason whatsoever until such time as such shares are sold pursuant to Rule 144 of the Securities Act or pursuant to an effective Registration Statement on Form S-1 or S-3 and, notwithstanding anything to the contrary herein, may issue certificated shares bearing the restrictive legend pursuant to the Securities Act.

(d)               Mechanics of Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), Holder shall deliver to the Company (whether via facsimile or otherwise), at least one trading day prior to the Conversion Date, a copy of an executed notice stating Holder’s election to convert this Note into shares of Common Stock in accordance with the terms hereof (the “Conversion Notice”). On or before the first trading day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Conversion Notice to Holder and the Company’s transfer agent. Not later than three trading days after such Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to Holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of this Note. If this Note is physically surrendered for conversion and the outstanding principal amount of this Note is greater than the principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three business days after receipt of this Note and at its own expense, issue and deliver to Holder (or its designee) a new Note representing the outstanding principal amount not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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(e)                Failure to Delivery Certificates. If, in the case of any Conversion Notice, such certificate or certificates are not delivered to or as directed by Holder by the Share Delivery Date, Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Company shall promptly return to Holder the original Note delivered to the Company, if applicable, and Holder shall promptly return to the Company the Common Stock certificates issued to Holder pursuant to the rescinded Conversion Notice.

(f)                Limitations on Conversion. Notwithstanding anything to the contrary set forth in this Note, the Company shall not effect the conversion of this Note, and Holder shall not have the right to convert this Note pursuant to the terms and conditions hereof and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, Holder, together with any Attribution Parties (as defined below) to Holder, collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Holder and other Attribution Parties to Holder shall include the number of shares of Common Stock held by Holder and all other Attribution Parties to Holder, plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-converted portion of this Note beneficially owned by Holder or any other Attribution Parties to Holder and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by Holder or any other Attribution Party to Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(f). For purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause Holder’s beneficial ownership, as determined pursuant to this Section 3(f), to exceed the Maximum Percentage, Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of Holder, the Company shall, within one business day, confirm orally and in writing or by electronic mail to Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any portion of this Note, by Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to Holder upon conversion of any portion of this Note results in Holder and the other Attribution Parties to Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which Holder’s and the other Attribution Parties to Holder’s aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable upon conversion of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert any portion of this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to each successor holder of this Note.

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For purposes of this Section 3(f), “Attribution Parties” means, with respect to any given Holder, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by Holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of Holder or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group (as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) together with Holder or any of the foregoing, and (iv) any other persons whose beneficial ownership of the Common Stock would or could be aggregated with Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively Holder and all other Attribution Parties to the Maximum Percentage.

4.                  Events of Default. Notwithstanding the foregoing, upon the occurrence or existence of any of the following events, Holder may, by written notice to the Company, declare the then-outstanding principal and accrued interest under this Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived (each, an “Event of Default”): (i) the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any federal or state bankruptcy laws; (ii) the Company makes a general assignment for the benefit of the Company’s creditors; (iii) the Company files, or a third party files against the Company, a petition in bankruptcy or any petition for relief under the federal or state bankruptcy laws and (in the case of an involuntary petition) such petition is not dismissed or discharged within 90 days of such filing; (iv) the Company applies for or consents to the appointment of a receiver, trustee or similar person to take possession of all or a substantial part of the property or assets of the Company or a receiver, trustee or similar person is appointed and not discharged within 90 days; (v) the Company fails to timely make any payment (whether principal, interest or otherwise) under this Note within ten days of when due, whether upon demand or otherwise; or (vi) the Company files a certificate of dissolution under applicable state law, otherwise liquidates, dissolves or winds-up the Company, or commences or has commenced against it any action or proceeding for the dissolution, winding-up or liquidation of the Company, or takes any corporate action in furtherance thereof. The Company shall promptly notify Holder in writing of any Event of Default or the occurrence of any event that is reasonably likely to result in an Event of Default.

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5.                  Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for whole or partial transfers to affiliates of Holder (including, but not limited to, Holders’ respective partners, members, stockholders, directors or executive officers) and family members of Holder (and/or to trusts for the benefit of such family members), for which an opinion of counsel shall not be required; provided that such transfer does not violate applicable securities laws. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Holder. Thereupon, a new note for the same principal amount and interest (and reflecting accrued interest) will be issued to, and registered in the name of, the transferee. Notwithstanding the foregoing, this Note has been issued subject to certain investment representations of the original Holder set forth in the Note Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations. Interest and principal are payable only to the registered holder of this Note, and such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

6.                  Governing Law. This Note shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon Holder, Holder’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

7.                  Notices. Any notice or other document required or permitted to be given or delivered to Holder shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

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if to the Company, at

Transgenomic, Inc.

12325 Emmet Street
Omaha, NE 68164

Fax No.: (402) 452-5401

Attention: Chief Executive Officer

or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304
Fax: (650) 320-1904

Attention: Jeffrey T. Hartlin, Esq.

if to Holder, at such Holder’s address set forth on such Holder’s signature page to the Note Purchase Agreement, or such other address as it shall have specified to the Company in writing.

8.                  Lost Documents. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any note exchanged for it, and an indemnity agreement reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such note (in the case of mutilation), the Company, at its own expense, will make and deliver in lieu of such note a new note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the note in lieu of which such new note is made and delivered.

9.                  Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company and Holder. Any waiver by the Company or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

10.              Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of nonpayment and notice of acceleration or intent of acceleration of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

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11.              Severability. If any provision of this Note is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

12.              Attorneys’ Fees. In the event of default by the Company (or its assignee) in the payment of principal or interest due on this Note, Holder shall be entitled to receive and the Company (or its assignee) agrees to pay all costs of collection incurred by Holder, including, without limitation, reasonable attorney’s fees for consultation, suit and/or settlement.

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IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Promissory Note to be signed in its name by an authorized officer as of the date first written above.

TRANSGENOMIC, INC.

By:  __________________________________

Name: Paul Kinnon

Title: President and Chief Executive Officer